SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

     Date of Report: (Date of earliest event reported) : September 12, 2002

                          Commission File No. 333-48544


                              HARTVILLE GROUP, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Nevada                                            94-3360099
-------------------------------                 -------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)




                7551 North Main Street, North Canton, Ohio 44720
                -------------------------------------------------
                    (Address of principal executive offices)

                                 (330) 305-1352
                          -----------------------------
                            (Issuer telephone number)

                              Venturelist.com, Inc.
                                446 Mountain Oaks
                            Canyon Lake, Texas 78133
                           ---------------------------
                             Former Name and Address


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Item 1.     Changes in Control of the Registrant.

     As a result of the acquisition of Hartville Equestrian, Inc., a Nevada corporation ("Hartville Equestrian"), the control of the Registrant shifted to the former shareholders of Hartville Equestrian. The following entity which is owned by Valerie A. Simo, now exercises control of the Registrant.

         Name                  No. of shares                     Percentage
     -------------            ---------------                   ------------
     Whiskers, Inc.              2,000,000                         66.4%

Item 2.   Acquisition of Disposition of Assets.

     On September 12, 2002, the Registrant acquired 100% of the issued and outstanding shares of Hartville Equestrian in exchange for 2,251,000 post forward split shares of the Registrant's common stock. Following the exchange, there are 3,011,244 shares of the Registrant's common stock outstanding.

Item 5.   Other Events.

     The Registrant affected a 4:1 forward stock split on September 11, 2002. As a result of the acquisition of Hartville Equestrian and the change in focus of the Registrant's business, the Registrant changed its name from Venturelist.com, Inc. to Hartville Group, Inc. and changed its trading symbol to HTVL. In addition, the former directors and officers of Venturelist.com, Inc. resigned and the directors and officers of Hartville Equestrian have become the directors and officers of the Registrant. The new directors and officers are as follows:
W. Russell Smith, III-President and Director; and Robert L. Cashman-Secretary and Director.

Item 7.   Financial Statements and Exhibits.

     a)   Financial Statements of Hartville Equestrian, Inc. To Be Provided

     b)   Proforma Financial information To Be Provided

     c)   Exhibits:

          2.1  Exchange Agreement

          3.1  Articles of Amendment to the Articles of Incorporation

                                   Signatures

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     HARTVILLE GROUP, INC.

September 16, 2002
                                                     /s/ W. Russell Smith, III
                                                    ---------------------------
                                                     W. Russell Smith, III
                                                     President